UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2017

XL GROUP LTD

(Exact name of registrant as specified in its charter)

Bermuda	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, One Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 7, 2017, XL Group Ltd (the “Company”) announced the results of the tender offers of XLIT Ltd., a direct, wholly-owned subsidiary of the Company (“XL-Cayman”), to purchase for cash up to an aggregate maximum repurchase amount of $550,000,000 the Series D Preference Ordinary Shares of XL-Cayman, Series E Preference Ordinary Shares of XL-Cayman, Non-Cumulative Preference Preferred Shares of Catlin Insurance Company Ltd., and 5.500% Subordinated Notes of XL-Cayman due 2025 (collectively, the “Securities”), plus accrued and unpaid dividends or interest, as applicable. The tender offers are being made exclusively pursuant to an amended offer to purchase dated June 20, 2017, which sets forth the terms and conditions of the tender offers.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued by the Company on July 7, 2017 announcing the tender offers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL GROUP LTD

Date: July 7, 2017	By:	/s/ Kirstin Gould
		Name:	Kirstin Gould
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 7, 2017